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                    SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
                    67 Broad Street, 25th Floor, New York, NY 10004-2414
Compass 1           Please make checks payable to Sun Insurance and Annuity
                    Company of New York. Send the Application and check to either your Broker/Dealer home office or Sun Life Insurance and Annuity Company of New York, 67 Broad Street, 25th
                    Floor, New York, NY 10004-2414

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VARIABLE ANNUITY APPLICATION FOR IRS RETIREMENT PROGRAMS (401, 408, 457
[excluding 408(b) & 403(b)])

1. OWNER (Print Name)___________________________________________________________
                           First                Middle                   Last
2. Address____________________________________   Tax I.D. No. or Soc. Sec. No.
                    Street                       _____________________________
          ____________________________________
            City              State    Zip
3. Successor Owner __________________________________________________________
                        First                Middle                   Last
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4. ANNUITANT _____________________________  Sex_M _F Date of Birth______________
    (Print Name)   First     Middle   Last                        Mo.  Day  Year
5. Address ____________________________________
                     Street                            Soc. Sec. No.
           ____________________________________        ________________________
                    City      State    Zip
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6. BENEFICIARY _______________________________________  _______________________
   (Print Name)  First         Middle          Last     Relationship

7. Successor _________________________________________  _______________________
   Beneficiary   First         Middle          Last     Relationship
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8. IRS TAX QUALIFIED RETIREMENT PROGRAMS           This application cannot be
   __Self-employed  __IRA __401(a) __401(k) __457  processed without the appropriate Adoption
                                                   Agreement if a Sun Life
                                                   Prototype is used.
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9. PURCHASE PAYMENTS -- An initial purchase payment of $________.___ is attached
  (payments must total at least $300 in the first year). Subsequent purchase payments may be made in the amount of $25.00 or more. Please check this box___ if you would like information on Bank Draft for future purchase payments.
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10. PURCHASE PAYMENT ALLOCATION (whole %, must total 100%)
    ____% Massachusetts Cash Management Trust-Prime Series
    ____% Massachusetts Cash Management Trust-Government Series
    ____% MFS Worldwide Governments Trust
    ____% Massachusetts Financial Bond Fund, Inc.
    ____$ Massachusetts Financial High Income Trust
    ____% Massachusetts Financial Total Return Trust
    ____% Massachusetts Investors Trust
    ____% Massachusetts Financial Research Fund, Inc.
    ____% Massachusetts Investors Growth Stock Fund, Inc.
    ____% Massachusetts Capital Development Fund, Inc.
    ____% Massachusetts Financial Emerging Growth Trust
    ____% Fixed Account

    If no allocations are indicated above, the total purchase payment will be allocated to Massachusetts Cash Management Trust-Prime Series pending allocation instructions from the owner.
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11. OPTIONAL ANNUITY FORM ELECTED
    __Joint and Two-thirds Survivor  __Life Annuity
    __120/__240 Monthly Payments Certain and Life __Fixed Payments
    Survivor __________________________  Sex _F _M Date of Birth______________
    Annuitant   First     Middle   Last                         Mo.  Day  Year
          ________________________________________  Soc. Sec. No.______________
          Street       City          State     Zip
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12. ANNUITY COMMENCEMENT DATE                13. SPECIAL INSTRUCTIONS
    The first day of __ Month  Year _____
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14. Will this contract replace or change any existing life insurance or annuity in this or any other company? __ No __ Yes. If yes, please explain under Special Instructions and request replacement information from your agent.
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I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this application shall be a part of any contract issued by the Company. ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. I acknowledge receipt of a current Compass prospectus and applicable mutual fund(s) prospectus.

_______ Witness/Agent______________________  Signed at:___________New York______
 Date                Print Agent's Name and Number     City       State
Applicant________________________________  _____________________________________
                Signature of Owner               Signature of Agent
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Complete this statement if the Annuitant/Co-Annuitant is different from the owner.
Annuitant/Co-Annuitant: The Annuitant/Co-Annuitant (if other than Applicant)
                        declares that the statements made which relate to him/her are full and true to the best of his/her knowledge and belief. The Annuitant/Co-Annuitant consents to this application.

   Signed at: ____________________________   ___________________________________
                                                     Signature of Annuitant
   on ____________________________________   ___________________________________
                     Date                            Signature of Co-Annuitant
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Agent: Will this contract replace or change any existing life insurance or annuity in this or any other company?
       __ Yes __ No  If yes, please explain under Special Instructions.
General Agent __________________________________________________________________
Branch Office Address __________________________________________________________
                          Street           City             State          Zip

App-NYVAQ-MFS-1                                                 CO1N-8-6/92/10M